Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-234417, No. 333-208149, No. 333-205102, No. 333-188950, and No. 333-181020) and the registration statement on Form S-3 (No. 333-220484 and No. 333-234164) of Trilogy Metals Inc. of our report dated February 12, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

February 12, 2020